Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Second Quarter 2021 Results

●	Second Quarter 2021 GAAP EPS of $0.84; Core EPS of $0.94
●	In July, the CPUC issued a proposed decision on track 1 of SCE’s 2021 General Rate Case
●	SCE continues wildfire mitigation execution, meeting annual inspections target and deploying over 540 miles of covered conductor through the first half of the year

ROSEMEAD, Calif., July 29, 2021 — Edison International (NYSE: EIX) today reported second quarter 2021 net income of $318 million, or $0.84 per share, compared to net income of $318 million, or $0.85 per share, in the second quarter of 2020. As adjusted, second quarter 2021 core earnings were $356 million, or $0.94 per share, compared to core earnings of $375 million, or $1.00 per share, in the second quarter of 2020.

Southern California Edison (SCE) received a proposed decision from the California Public Utilities Commission (CPUC) on track 1 of its 2021 General Rate Case (GRC) on July 9, 2021.SCE accounts for regulatory decisions in the period in which they are received. Consequently, during the second quarter 2021, SCE recognized revenue from CPUC activities based on 2020 authorized base revenue requirements.

SCE’s second quarter 2021 core earnings per share decreased year-over-year primarily due to higher depreciation, partially offset by higher FERC revenue and lower expenses related to wildfire mitigation activities. Wildfire mitigation expenses were lower in the second quarter primarily because fewer remediations were identified through the inspection process.

Edison International Parent and Other's second quarter 2021 loss per share increased year-over-year primarily due to higher preferred dividends as a result of preferred equity issuance in 2021, partially offset by lower corporate expenses and the recognition of unrealized gains from an increase in the fair value of marketable securities.

“SCE’s recently received proposed decision on its 2021 General Rate Case supports critical safety and reliability investments and provides the foundation for capital spending and rate base through 2023,” said Pedro J. Pizarro, president and CEO of Edison International. “SCE is making meaningful progress in mitigating wildfire risk for its customers. However, we believe additional CPUC-authorized funding for SCE’s covered conductor deployment is warranted to protect customers’ and communities’ vital interests and achieve the state’s objective for minimizing wildfire risk.”

Pizarro added, “Investing in grid resiliency is a key element of our sustainability strategy. SCE is progressing toward its sustainability goals and is making substantial investments, including over $800 million to accelerate vehicle electrification across the utility’s service area. SCE currently maintains one of the largest energy storage portfolios in the nation, supporting reliability and increasing levels of clean energy.”

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports Second Quarter 2021 Financial Results

2021 Earnings Guidance

Edison International will provide 2021 earnings guidance after a final decision has been adopted by the CPUC on track 1 of the Southern California Edison 2021 GRC, consistent with the company's prior practice.

Second Quarter 2021 Earnings Conference Call and Webcast Details

When:	Thursday, July 29, 2021, 1:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-800-934-9697 (US) and 1-203-369-3395 (Int’l) - Passcode: 3754
Telephone replay available through August 12, 2021
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports Second Quarter 2021 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic;
•	ability of SCE to implement its Wildfire Mitigation Plan;
•	risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices;
•	risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•	ability of SCE to maintain a valid safety certification;
•	ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•	risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and

Edison International Reports Second Quarter 2021 Financial Results

the CPUC's interpretation of and actions under AB 1054, including its interpretation of the new prudency standard established under AB 1054;
•	ability of SCE to effectively manage its workforce, including its contract workers;
•	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris-flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions;
•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•	risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•	risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2020 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2020 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Second Quarter 2021 Financial Results

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Six months ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.95	$1.02	$(0.07)	$1.73	$1.64	$0.09
Edison International Parent and Other	(0.11)	(0.17)	0.06	(0.21)	(0.27)	0.06
Edison International	0.84	0.85	(0.01)	1.52	1.37	0.15
Less: Non-core items
SCE	(0.10)	(0.08)	(0.02)	(0.21)	(0.20)	(0.01)
Edison International Parent and Other	—	(0)	0.07	—	(0.08)	0.08
Total non-core items	(0.10)	(0.15)	0.05	(0.21)	(0.28)	0.07
Core earnings (losses)
SCE	1.05	1.10	(0.05)	1.94	1.84	0.10
Edison International Parent and Other	(0.11)	(0.10)	(0.01)	(0.21)	(0.19)	(0.02)
Edison International	$0.94	$1.00	$(0.06)	$1.73	$1.65	$0.08

Note: Diluted earnings were $0.84 and $0.85 per share for the three months ended June 30, 2021 and 2020, respectively, and $1.52 and $1.36 per share for the six months ended June 30, 2021 and 2020, respectively.

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Six months ended
	June 30,			June 30,
(in millions)	2021	2020	Change	2021	2020	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$359	$381	$(22)	$655	$600	$55
Edison International Parent and Other	(41)	(63)	22	(78)	(99)	21
Edison International	318	318	—	577	501	76
Less: Non-core items
SCE[1,2,3,4]	(38)	(32)	(6)	(80)	(74)	(6)
Edison International Parent and Other[3]	—	(25)	25	—	(28)	28
Total non-core items	(38)	(57)	19	(80)	(102)	22
Core earnings (losses)
SCE	397	413	(16)	735	674	61
Edison International Parent and Other	(41)	(38)	(3)	(78)	(71)	(7)
Edison International	$356	$375	$(19)	$657	$603	$54

[1]

Includes charges of $54 million ($39 million after-tax) and $107 million ($77 million after-tax) for the quarter and year-ended June 30, 2021, respectively, and $83 million ($60 million after-tax) and $167 million ($120 million after-tax) for the quarter and year-ended June 30, 2020, respectively, from the amortization of SCE's contributions to the Wildfire Insurance Fund.

[2]

Includes charges of $9 million ($6 million after-tax) and $14 million ($10 million after-tax) for the quarter and year ended June 30, 2021, respectively, and $12 million ($9 million after-tax) for the second quarter of 2020 for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.

[3]

Includes income tax benefit of $18 million and income tax expense of $3 million recorded in the first quarter of 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.

[4]	Includes gains of $10 million ($7 million after-tax) and $52 million ($37 million after-tax) for the second quarter of 2021 and 2020, respectively, for SCE's sale of San Onofre nuclear fuel.

Edison International Reports Second Quarter 2021 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended		Six months ended
	June 30,		June 30,
(in millions, except per-share amounts, unaudited)	2021	2020	2021	2020
Total operating revenue	$3,315	$2,987	$6,275	$5,777
Purchased power and fuel	1,283	1,068	2,296	1,996
Operation and maintenance	754	762	1,598	1,643
Wildfire Insurance Fund expense	54	83	107	167
Depreciation and amortization	533	489	1,058	973
Property and other taxes	117	103	243	214
Other operating income, net of impairment	(11)	(18)	(11)	(18)
Total operating expenses	2,730	2,487	5,291	4,975
Operating income	585	500	984	802
Interest expense	(232)	(229)	(449)	(454)
Other income	76	81	148	133
Income before income taxes	429	352	683	481
Income tax expense (benefit)	68	4	32	(80)
Net income	361	348	651	561
Preferred and preference stock dividend requirements of SCE	26	30	53	60
Preferred stock dividend requirement of Edison International	17	—	21	—
Net income attributable to Edison International common shareholders	$318	$318	$577	$501
Basic earnings per share:
Weighted average shares of common stock outstanding	380	375	379	367
Basic earnings per common share attributable to Edison International common shareholders	$0.84	$0.85	$1.52	$1.37
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	380	376	380	368
Diluted earnings per common share attributable to Edison International common shareholders	$0.84	$0.85	$1.52	$1.36

Edison International Reports Second Quarter 2021 Financial Results

Consolidated Balance Sheets	Edison International

	June 30,	December 31,
(in millions, unaudited)	2021	2020
ASSETS
Cash and cash equivalents	$84	$87
Receivables, less allowances of $270 and $188 for uncollectible accounts at respective dates	1,314	1,130
Accrued unbilled revenue	863	521
Insurance receivable	—	708
Income tax receivables	—	68
Inventory	406	405
Prepaid expenses	57	281
Regulatory assets	1,795	1,314
Wildfire Insurance Fund contributions	204	323
Other current assets	198	224
Total current assets	4,921	5,061
Nuclear decommissioning trusts	4,886	4,833
Marketable securities	21	—
Other investments	58	53
Total investments	4,965	4,886
Utility property, plant and equipment, less accumulated depreciation and amortization of $10,878 and $10,681 at respective dates	48,800	47,653
Nonutility property, plant and equipment, less accumulated depreciation of $96 and $94 at respective dates	189	186
Total property, plant and equipment	48,989	47,839
Regulatory assets (includes $329 at June 30, 2021 related to Variable Interest Entities "VIEs")	7,810	7,120
Wildfire Insurance Fund contributions	2,462	2,443
Operating lease right-of-use assets	1,047	1,088
Long-term insurance receivable	75	75
Other long-term assets	893	860
Total long-term assets	12,287	11,586

Total assets	$71,162	$69,372

Edison International Reports Second Quarter 2021 Financial Results

Consolidated Balance Sheets	Edison International

	June 30,	December 31,
(in millions, except share amounts, unaudited)	2021	2020
LIABILITIES AND EQUITY
Short-term debt	$2,821	$2,398
Current portion of long-term debt	415	1,029
Accounts payable	1,797	1,980
Wildfire-related claims	141	2,231
Customer deposits	207	243
Regulatory liabilities	492	569
Current portion of operating lease liabilities	216	215
Other current liabilities	1,726	1,612
Total current liabilities	7,815	10,277
Long-term debt (Includes $320 at June 30, 2021 related to VIEs)	22,891	19,632
Deferred income taxes and credits	5,614	5,368
Pensions and benefits	543	563
Asset retirement obligations	2,894	2,930
Regulatory liabilities	8,960	8,589
Operating lease liabilities	831	873
Wildfire-related claims	1,519	2,281
Other deferred credits and other long-term liabilities	2,782	2,910
Total deferred credits and other liabilities	23,143	23,514
Total liabilities	53,849	53,423
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares issued and outstanding at June 30, 2021)	1,235	—
Common stock, no par value (800,000,000 shares authorized; 379,695,134 and 378,907,147 shares issued and outstanding at respective dates)	6,013	5,962
Accumulated other comprehensive loss	(65)	(69)
Retained earnings	8,229	8,155
Total Edison International's shareholders' equity	15,412	14,048
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,313	15,949

Total liabilities and equity	$71,162	$69,372

Edison International Reports Second Quarter 2021 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2021	2020
Cash flows from operating activities:
Net income	$651	$561
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,090	1,005
Allowance for equity during construction	(60)	(51)
Impairment and other	(11)	(18)
Deferred income taxes	30	(58)
Wildfire Insurance Fund amortization expense	107	167
Other	11	32
Nuclear decommissioning trusts	(127)	(62)
Changes in operating assets and liabilities:
Receivables	(293)	(108)
Inventory	(3)	(19)
Accounts payable	128	14
Tax receivables and payables	91	31
Other current assets and liabilities	(244)	(23)
Regulatory assets and liabilities, net	(574)	(927)
Wildfire-related insurance receivable	708	73
Wildfire-related claims	(2,852)	—
Other noncurrent assets and liabilities	(26)	8
Net cash (used in) provided by operating activities	(1,374)	625
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $(36) and $26 for the respective periods	3,953	2,726
Long-term debt repaid	(991)	(814)
Short-term debt borrowed	2,106	1,275
Short-term debt repaid	(1,355)	(800)
Common stock issued	25	884
Preferred stock issued, net	1,235	—
Commercial paper repayment, net of borrowing	(656)	(550)
Dividends and distribution to noncontrolling interests	(53)	(60)
Dividends paid	(494)	(454)
Other	12	16
Net cash provided by financing activities	3,782	2,223
Cash flows from investing activities:
Capital expenditures	(2,593)	(2,514)
Proceeds from sale of nuclear decommissioning trust investments	2,542	3,225
Purchases of nuclear decommissioning trust investments	(2,415)	(3,163)
Other	54	60
Net cash used in investing activities	(2,412)	(2,392)
Net (decrease) increase in cash, cash equivalents and restricted cash	(4)	456
Cash, cash equivalents and restricted cash at beginning of period	89	70
Cash, cash equivalents and restricted cash at end of period	$85	$526